Exhibit 5.1

Mark B. Weeks

T: +1 650 843 5011

mweeks@cooley.com

February 27, 2023

Vaxcyte, Inc.

825 Industrial Rd, Suite 300

San Carlos, CA 94070

Ladies and Gentlemen:

We have acted as counsel to Vaxcyte, Inc., a Delaware corporation (the “Company”), in connection with the offering of shares of its common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $400,000,000 (the “Shares”) pursuant to a Registration Statement on Form S-3 (No. 333-257622) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement, the prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated February 27, 2023, filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”). The Shares are to be sold by the Company in accordance with that certain Open Market Sale AgreementSM, dated July 1, 2021, between the Company and Jefferies LLC, as amended by Amendment No. 1 to Open Market Sale Agreement, dated February 27, 2023 (as so amended, the “Agreement”), as described in the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Agreement, the Company’s certificate of incorporation and the bylaws, each as currently in effect, and originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery by all persons other than the Company of all documents where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

We have assumed (i) that each sale of Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware (the “DGCL”), (ii) that no more than 20,000,000 Shares will be sold under the Agreement pursuant to the Prospectus and (iii) that the price at which the Shares are sold will equal or exceed the par value of the Common Stock. We express no opinion to the extent that future issuances of securities of the Company, anti-dilution adjustments to outstanding securities of the Company and/or other matters cause the number of shares of Common Stock issuable under the Agreement to exceed the number available for issuance by the Company.

Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130

t: +1 650 843 5000 f: +1 650 849 7400 cooley.com

Vaxcyte, Inc.

February 27, 2023

Page Two

Our opinion herein is expressed solely with respect to the DGCL. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued against payment therefor in accordance with the Agreement, the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

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We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on the date hereof and incorporated by reference into the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

COOLEY LLP

By:	/s/ Mark Weeks
Mark Weeks

Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130

t: +1 650 843 5000 f: +1 650 849 7400 cooley.com